United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 2, 2014

Fidelity National Financial, Inc.

(Exact name of Registrant as Specified in its Charter)

001-32630

(Commission

File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2014, upon consummation of the Merger (defined below) the registrant, Fidelity National Financial, Inc., a Delaware corporation (“FNF”), entered into a Supplemental Indenture with Lender Processing Services, Inc., a Delaware corporation (“LPS”), Black Knight Lending Solutions, Inc., a Delaware corporation (“BKLS,” and along with LPS, the “Issuers”) and U.S. Bank National Association, as trustee (the “Supplemental Indenture”), to the Indenture (as supplemented by the Supplemental Indenture, the “Indenture”), dated as of October 12, 2012, among LPS, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to LPS’ 5.75% Senior Notes due 2023 (the “Notes”).

Pursuant to the terms of the Supplemental Indenture, (i) FNF became a guarantor of LPS’ obligations under the Notes and agreed to fully and unconditionally guarantee the Notes, on a joint and several basis with the guarantors named in the Indenture, and (ii) BKLS became a “co-issuer” of the Notes and agreed to become a co-obligor of LPS’ obligations under the Indenture and the Notes, on the same terms and subject to the same conditions as LPS, on a joint and several basis.

The foregoing summary of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposal of Assets.

On January 2, 2014, FNF completed the acquisition of LPS pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 28, 2013, among FNF, Lion Merger Sub, Inc., a Delaware corporation and a subsidiary of FNF (“Merger Sub”), and LPS. Pursuant to the Merger Agreement, Merger Sub merged with and into LPS (the “Merger”), with LPS surviving as a subsidiary of FNF, and each outstanding share of common stock, par value $0.0001 per share, of LPS (the “LPS Common Stock”) (other than shares owned by LPS, its subsidiaries, FNF or Merger Sub and shares in respect of which appraisal rights had been properly exercised and perfected under Delaware law) was automatically converted into the right to receive (i) $28.102 in cash and (ii) 0.28742 of a share of Class A common stock, par value $0.0001 per share, of FNF (“FNF Common Stock”) (the “Merger Consideration”). The Merger was effective on January 2, 2014.

In connection with the Merger, FNF issued approximately 25.9 million shares of FNF Common Stock and paid approximately $2.5 billion in cash to former stockholders and equity award holders of LPS.

Upon the closing of the Merger, the shares of LPS Common Stock, which previously traded under the ticker symbol “LPS” on the New York Stock Exchange (the “NYSE”), ceased trading on, and were delisted from, the NYSE.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Exhibit 2.1 to FNF’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 28, 2013.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

As of January 2, 2014, $600 million in aggregate principal amount of Notes was outstanding. The Notes are due October 2023 and were issued pursuant to the Indenture. At any time and from time to time, prior to October 15, 2015, the Issuers may redeem up to a maximum of 35% of the original aggregate principal amount of the Notes with the proceeds of one or more equity offerings, at a redemption price equal to 105.75% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Prior to October 15, 2017, the Issuers may redeem some or all of the Notes by paying a “make-whole” premium based on U.S. Treasury rates. On or after October 15, 2017, the Issuers may redeem some or all of the Notes at the redemption prices described in the Indenture, plus accrued and unpaid interest.

The Indenture contains covenants that, among other things, limit the Issuers’ ability and the ability of certain of the Issuers’ subsidiaries (a) to incur or guarantee additional indebtedness or issue preferred stock, (b) to make certain restricted payments, including dividends or distributions on equity interests held by persons other than the Issuers or certain subsidiaries, in excess of an amount generally equal to 50% of consolidated net income generated since July 1, 2008, (c) to create or incur certain liens, (d) to engage in sale and leaseback transactions, (e) to create restrictions that would prevent or limit the ability of certain subsidiaries to (1) pay dividends or other distributions to the Issuers or certain other subsidiaries, (2) repay any debt or make any loans or advances to the Issuers or certain other subsidiaries or (3) transfer any property or assets to the Issuers or certain other subsidiaries, (f) to sell or dispose of assets of the Issuers or any restricted subsidiary or enter into merger or consolidation transactions and (g) to engage in certain transactions with affiliates. Pursuant to the terms of the Supplemental Indenture, these covenants do not apply to FNF. These covenants are subject to a number of exceptions, limitations and qualifications in the Indenture. In addition, most of these covenants will be suspended during any period when either Standard & Poor’s Ratings Group or Moody’s Investor Services, Inc. assign the Notes an Investment Grade Rating (as defined in the Indenture) and no default has occurred and is continuing under the Indenture. The Notes are currently in a covenant suspension period.

The Indenture contains customary events of default, including failure of the Issuers (i) to pay principal and interest when due and payable and breach of certain other covenants and (ii) to make an offer to purchase and pay for Notes tendered as required by the Indenture. Events of default also include cross defaults, with respect to any other debt of the Issuers or debt of certain subsidiaries having an outstanding principal amount of $80.0 million or more in the aggregate for all such debt, arising from (i) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period or (ii) the occurrence of an event which results in such debt being due and payable prior to its scheduled maturity. Upon the occurrence of an event of default (other than a bankruptcy default with respect to the Issuers or certain subsidiaries), the trustee or holders of at least 25% of the Notes then outstanding may accelerate the Notes by giving the Issuers appropriate notice. If, however, a bankruptcy default occurs with respect to the Issuers or certain subsidiaries, then the principal of and accrued interest on the Notes then outstanding will accelerate immediately without any declaration or other act on the part of the trustee or any holder.

The foregoing summary of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is incorporated by reference as Exhibit 4.2 hereto.

Item 8.01	Other Events.

On January 2, 2014, FNF issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

FNF has formed a wholly-owned subsidiary called Black Knight Financial Services, Inc. (“Black Knight”) to indirectly own both the former LPS business units and FNF’s ServiceLink business. Following the closing of the Merger and completion of an internal reorganization, each of Black Knight’s two operating subsidiaries, Black Knight Financial Services, LLC (which owns the technology, data and analytics business) and ServiceLink Holdings, LLC (which owns the transaction services business and the ServiceLink business) completed an issuance of a 35% interest to funds affiliated with Thomas H. Lee Partners, L.P and certain related entities (the “THL Issuance”). On January 3, 2014, FNF issued a press release announcing the formation of Black Knight and the THL Issuance. A copy of the press release is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (filed as Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013).

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of October 12, 2012, among Lender Processing Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on October 12, 2012).

99.1	Press release dated January 2, 2014.

99.2	Press release dated January 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

FIDELITY NATIONAL FINANCIAL, INC.

/s/ Michael L. Gravelle
Name:	Michael L. Gravelle
Title:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 28, 2013, among Fidelity National Financial, Inc., Lion Merger Sub, Inc. and Lender Processing Services, Inc. (filed as Exhibit 2.1 to Fidelity National Financial, Inc.’s Current Report on Form 8-K, filed on May 28, 2013).

4.1	Supplemental Indenture, dated as of January 2, 2014, among Lender Processing Services, Inc., Fidelity National Financial, Inc., Black Knight Lending Solutions, Inc. and U.S. Bank National Association, as trustee.

4.2	Indenture, dated as of October 12, 2012, among Lender Processing Services, Inc., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Lender Processing Services, Inc., the predecessor to Black Knight InfoServ, LLC, on October 12, 2012).

99.1	Press release dated January 2, 2014.

99.2	Press release dated January 3, 2014.